Exhibit 99.1
Opiant Pharmaceuticals Announces Fourth Quarter and Full-Year 2021 Financial Results and Provides Corporate Update

SANTA MONICA, Calif., March 15, 2022 -- Opiant Pharmaceuticals, Inc. (“Opiant”) (NASDAQ: OPNT), a specialty pharmaceutical company developing medicines to treat addictions and drug overdose, today reported financial results for the three and twelve months ended December 31, 2021, and provided a corporate update. Recent highlights include:

Finance Update

•Q4 revenues of $13.8 million, an increase of 39% compared to the same period in 2020

•Exceeded full-year 2021 royalty revenue guidance of approximately $38 million with 2021 royalty revenue of approximately $41 million, a 49% increase over full-year 2020

•Full-year net income of $3.0 million

•Well capitalized, with approximately $53.0 million in cash, cash equivalents and marketable securities, as of December 31, 2021

Pipeline Update

•OPNT003, nasal nalmefene, for opioid overdose:

◦Reported positive topline results from pharmacokinetic (“PK”), safety and tolerability multidose study

◦Completed enrollment in pharmacodynamic (“PD”) study comparing nasal nalmefene and nasal naloxone, with top line data now expected in Q2 2022

◦Pre-NDA Meeting with the FDA scheduled for late March 2022

◦Targeting New Drug Application (“NDA”) submission mid-year 2022; commercial preparations well underway for a potential commercial launch in 2023

•OPNT002, nasal naltrexone, for Alcohol Use Disorder (“AUD”):

◦Initiated patient dosing in Phase 2 study, with data expected in H1 2023

Commenting, Roger Crystal, M.D., President and Chief Executive Officer of Opiant, said:

“Opiant delivered strong financial results in 2021, and continued pipeline momentum, led by OPNT003, nasal nalmefene. We believe the compelling results generated to date from our ongoing development program support OPNT003’s potential to be a differentiated treatment option for the emergency treatment of opioid overdose, particularly in the community setting. In parallel, we initiated dosing in our Phase 2 study for Alcohol Use Disorder, an important advancement for our deep pipeline aimed at bringing about a paradigm shift in the treatment of addictions and drug overdose. Looking ahead, with the clinical portion of our work complete, we look forward to the upcoming top line data from the PD study and remain dedicated to progressing OPNT003 to NDA submission, as well as the continued growth of our commercial organization in preparation for a potential launch in the U.S.”

David O’Toole, Chief Financial Officer of Opiant, said:

“We ended the year with approximately $53 million of cash and continue to prudently manage our capital resources, providing us with a strong financial foundation to support our commercial

Exhibit 99.1
and R&D initiatives. Based on our anticipated upcoming catalysts and product pipeline, we believe we are well-positioned to drive increasing value for all key stakeholders.”

Financial Results for the Fourth Quarter Ended December 31, 2021
For the three months ended December 31, 2021, Opiant recorded approximately $13.8 million in revenue, compared to approximately $10.0 million during the corresponding period of 2020. $13.0 million of revenue was attributable to the license agreement with Emergent BioSolutions, Inc. (“EBS”) for the sale of NARCAN® Nasal Spray, compared to approximately $8.3 million in the same period of 2020, and approximately $0.8 million came from grant and contract revenue, compared to approximately $1.6 million in the same period in 2020. Fourth quarter 2021 sales of NARCAN® Nasal Spray were approximately $120.6 million, as reported by EBS.

For the three months ended December 31, 2021, general and administrative (“G&A”) expenses were approximately $3.4 million, as compared to approximately $3.6 million in the comparable period in 2020.

Research and development (“R&D”) expenses for the three months ended December 31, 2021, were approximately $4.7 million, as compared to approximately $4.5 million in the comparable period in 2020.

Sales and marketing (“S&M”) expenses for the three months ended December 31, 2021, were approximately $1.5 million for pre-commercialization efforts related to OPNT003. Sales and marketing expense during the three months ended December 31, 2020, were approximately $0.9 million.

Royalty expense for the three months ended December 31, 2021, was approximately $2.9 million and $1.9 million for the comparable period of 2020. The $1.0 million increase was due to increased royalty revenue from net sales of NARCAN® Nasal Spray.

Net income for the three months ended December 31, 2021, was approximately $0.8 million, or income of $0.17 per basic share and $0.11 per diluted share, compared to a net loss of approximately $0.7 million, or loss of $0.16 per basic and diluted share, for the comparable period of 2020.

Financial Results for the 12 Months Ended December 31, 2021

For the twelve months ended December 31, 2021, Opiant recorded approximately $47.8 million in revenue, compared to approximately $29.6 million during the corresponding period of 2020. For the twelve months ended December 31, 2021, the Company recorded approximately $40.7 million of revenue from the sale of NARCAN® Nasal Spray, compared to approximately $27.4 million in the same period of 2020. Sales of NARCAN® Nasal Spray for the twelve months ended December 31, 2021, were approximately $434.3 million, as reported by EBS.

For the twelve months ended December 31, 2021, the Company recorded approximately $7.1 million in grant and contract revenue compared to approximately $2.2 million in the same period in 2020. The $4.9 million increase in grant and contract revenue was due to the increased funding received from the National Institute of Drug Abuse and Biomedical Advanced Research and Development Authority for the development of OPNT003.

For the twelve months ended December 31, 2021, G&A expenses were approximately $12.2 million, compared to approximately $11.7 million in the comparable period in 2020.

Exhibit 99.1
R&D expenses for the twelve months ended December 31, 2021, were approximately $16.8 million, as compared to approximately $9.2 million in the comparable period in 2020. R&D expense increased by $7.6 million primarily due to increased activity on OPNT003.

S&M expenses for the twelve months ended December 31, 2021, were approximately $4.6 million compared to approximately $4.7 million in the comparable period in 2020.

Royalty expense for the twelve months ended December 31, 2021, was approximately $9.1 million, compared to approximately $6.2 million for the comparable period of 2020. The $2.9 million increase was due to increased royalty revenue from net sales of NARCAN® Nasal Spray.

Net income for the twelve months ended December 31, 2021, was approximately $3.0 million, or income of $0.68 per basic share and income of $0.51 per diluted share, compared to net loss of approximately $1.9 million, or a loss of $0.44 per basic and diluted share, for the comparable period of 2020.

As of December 31, 2021, Opiant had approximately $53.0 million in cash, cash equivalents, and marketable securities.

We are not providing royalty revenue guidance, currently, due to the uncertainty of the level of sales of NARCAN® Nasal Spray in 2022. We intend to provide guidance later in 2022, once we determine the potential impact of the launch in December of 2021 of a generic equivalent by Teva Pharmaceuticals.

The OPNT003 development project has been funded in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No.
HHSO100201800029C.

Conference Call Details:
Tuesday, March 15th at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time
Toll Free:            1-877-407-0792
International:            1-201-689-8263
Conference ID:        13726931
Webcast:            http://ir.opiant.com/

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.
For more information visit: www.opiant.com.

Forward-Looking Statements
This press release contains forward-looking statements, including anticipated results and timing of the receipt of data from our PD study and timing of filing of an NDA. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should

Exhibit 99.1
specifically consider various factors. Additional factors that could materially affect actual results can be found in our filed quarterly reports on Form 10-Q and our annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 15, 2022, including under the caption titled "Risk Factors."  These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.
Investor Relations Contacts:

Ben Atkins
VP of Corporate Communications and Investor Relations
Batkins@opiant.com
(310) 598-5410

Exhibit 99.1

Exhibit 99.1